POWER OF ATTORNEY

April 1, 2019

Know all by these presents, that, for good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the undersigned hereby constitutes and appoints each of Nicholas O. Anderson and Sarah E. Klaver of Schneider National, Inc. (the “Company”), and any of their substitutes, signing singly, the undersigned’s true and lawful attorney-in-fact to:

(a)	complete, execute, deliver and file for and on behalf of the undersigned forms and authentication documents for EDGAR filing access;

(b)
complete, execute, deliver and file with the United States Securities and Exchange Commission and any stock exchange, self-regulatory or similar authority for and on behalf of the undersigned, in the undersigned’s capacity as an officer, director and/or 10% shareholder of the Company, Forms 3, 4 and 5, and any amendments thereto, in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(c)
complete, execute, deliver and file with the United States Securities and Exchange Commission and any stock exchange, self-regulatory or similar authority for and on behalf of the undersigned any Form 144 notice, and any amendments thereto, pursuant to Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”);

(d)
do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete, execute, deliver and file any such forms and authentication documents or such Forms 3, 4, 5 or 144 or any amendments thereto; and

(e)
take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that each such attorney-in-fact (or such attorney-in-fact’s substitute or substitutes) shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that each attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is such attorney-in-fact’s substitute or substitutes or the Company assuming, (i) any of the undersigned’s responsibilities to comply with the Exchange Act or the Securities Act or any liability for the undersigned’s failure to comply with such requirements or (ii) any obligation or liability that the undersigned incurs for profit disgorgement under Section 16(b) of the Exchange Act.

The undersigned agrees that such attorney-in-fact may rely entirely on information furnished orally or in writing by the undersigned or the undersigned’s agent to such attorney-in-fact. The undersigned also agrees to indemnify and hold harmless the Company and such attorney-in-fact against any losses, claims, damages or liabilities (or actions in these respects) that arise out of or are based on any untrue statement or omission of necessary facts in the information provided by the undersigned or the undersigned’s agent to such attorney-in-fact for purposes of executing, acknowledging, delivering and filing the documents listed above and agrees to reimburse the Company and such attorney-in-fact for any legal or other expenses reasonably incurred in connection with investigating or defending against any such loss, claim, damage, liability or action.

This Power of Attorney shall become effective as of the date first written above and shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, 5 or 144 with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to each of the foregoing attorneys-in-fact.

This Power of Attorney does not revoke any other power of attorney that the undersigned has previously granted.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed on the date first written above.

/s/ John A. Swainson_____ _____________
John A. Swainson

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